UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2026

Fly-E Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42122	92-0981080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

136-40 39th Avenue, Suite 202 Flushing, New York	11354
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (929) 410-2770

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	FLYE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2 , 2026, Zhou Ou resigned from Chairman of the Board of Fly-E Group, Inc. (the “Company”). Mr. Zhou’s resignation was not the result of any disagreement between him and the Company, the Board of Directors, or any committee of the Board of Directors on any matter.

On February 2, 2026, Rui Feng resigned from Chief Operating Officer of the Company. Mr. Rui’s resignation was not the result of any disagreement between him and the Company, the Board of Directors, or any committee of the Board of Directors on any matter.

On February 2, 2026, Ke Zhang resigned from Chief Human Resources Officer of the Company. Mr. Ke’s resignation was not the result of any disagreement between him and the Company, the Board of Directors, or any committee of the Board of Directors on any matter.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fly-E Group, Inc.

Date: February 4, 2026	By:	/s/ Zhou Ou
	Name:	Zhou Ou
	Title:	Chief Executive Officer

2